Exhibit 99.1

McKESSON LAUNCHES MULTI-YEAR STRATEGIC GROWTH INITIATIVE;

REAFFIRMS FISCAL 2018 OUTLOOK AND

PROVIDES PRELIMINARY FISCAL 2019 OUTLOOK

•	McKesson announces a multi-year growth initiative, focused on creating innovative new solutions that improve patient care delivery and drive shareholder value.

•	Fiscal 2018 Outlook: Adjusted Earnings of $12.50 to $12.80 per diluted share.

•	Preliminary Fiscal 2019 Outlook: Adjusted Earnings of $13.00 to $13.80 per diluted share.

•	The company has scheduled a conference call for 8:30 AM ET tomorrow, Thursday, April 26, to discuss these updates.

SAN FRANCISCO, April 25, 2018 – McKesson Corporation (NYSE:MCK) today announced a multi-year strategic growth initiative, focused on creating innovative new solutions that improve patient care delivery and drive incremental profit growth. The initiative comprises multiple growth pillars, and includes a comprehensive review of the company’s operations and cost structure, designed to increase efficiency, accelerate execution and improve long-term performance.

McKesson’s growth priorities include expanded supply chain and commercialization services for pharmaceutical and medical supply manufacturers; enhanced solutions for the rapidly-growing specialty pharmaceutical market, and; new offerings that will strengthen and expand the role of retail pharmacy in patient care delivery. McKesson expects investments in these areas will accelerate the company’s growth trajectory over the long term.

Investment to support these growth initiatives will be partially funded by savings from the optimization of McKesson’s operating model and cost structure. This work will take place in multiple phases and will encompass key functional areas such as information technology, finance and human resources.

“McKesson has constantly innovated in response to changing customer and patient needs,” said John H. Hammergren, chairman and chief executive officer. “This initiative continues that tradition, building on our prior successes while focusing on new areas where we can have the greatest impact on patient care while driving profit growth. By embracing better ways of working and becoming more efficient and agile, we can support innovation while creating more value for customers, patients and shareholders.”

As a preliminary phase of implementing the strategic growth initiative, McKesson will incur restructuring and other charges in Fiscal 2019, which will impact the company’s results on the basis of U.S. generally accepted accounting principles (“GAAP”). This restructuring plan consists of after-tax GAAP charges that are estimated to be approximately $150 million to $210 million.

McKesson is also announcing today that it has signed a definitive agreement to acquire Medical Specialties Distributors (MSD), a leading national distributor of infusion and medical-surgical supplies as well as biomedical services to alternate site and home health providers.

This transaction supports two of the company’s strategic growth pillars–manufacturer services and specialty–and complements the company’s existing low-cost site of care infusion platform. MSD’s established offering to providers in the home infusion market, as well as technology and services to support customers and patients using these products, will allow McKesson to provide incremental services to other customer segments.

The transaction is valued at $800 million, and is expected to close in the first half of Fiscal 2019, subject to customary closing conditions, including necessary regulatory clearances. McKesson expects the transaction will be modestly accretive to Adjusted Earnings per diluted share in Fiscal 2019.

Fiscal 2018 Outlook

The company has reaffirmed its Adjusted Earnings outlook of $12.50 to $12.80 per diluted share for the fiscal year ended March 31, 2018. The Adjusted Earnings outlook is anticipated to benefit primarily from a lower adjusted tax rate and better operational performance than expected, offset by a pre-tax contribution of $100 million, or $0.31 per diluted share, related to the creation of a non-profit foundation dedicated to addressing issues stemming from the nation’s opioid epidemic as previously announced on March 29, 2018.

The company expects the newly-created foundation to focus on opioid education for patients, caregivers, and providers, addressing key policy issues, and increasing access to life-saving treatments, such as opioid overdose reversal medications. Please visit www.mckesson.com to learn more about the company’s initiatives to combat the opioid epidemic.

Further, in the fourth quarter, the company preliminarily estimates recording GAAP after-tax net charges of approximately $0.6 billion to $1.9 billion. These estimated charges, which will be reflected in the company’s GAAP results, are driven primarily by goodwill and long-lived asset impairments related to McKesson’s European and Rexall businesses and the early repayment of long-term debt, net of estimated benefits related to adjustments to the Federal tax reform provisional amounts initially recorded last quarter.

Preliminary Fiscal 2019 Outlook

McKesson is in the budget development process for Fiscal 2019 and is announcing a preliminary target for Adjusted Earnings of $13.00 to $13.80 per diluted share.

McKesson will provide detailed financial guidance for Fiscal 2019 when fourth quarter and Fiscal 2018 earnings results are reported on Thursday, May 24, 2018.

Conference Call Details

The company has scheduled a thirty-minute conference call for tomorrow, Thursday, April 26, at 8:30 AM ET. The dial-in number for individuals wishing to participate on the call is 323-794-2551. Craig Mercer, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A telephonic replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 7951872. An archive of the conference call will also be available on the company’s Investor Relations website at http://investor.mckesson.com.

Dividend Declaration

The company’s Board of Directors today declared a regular dividend of $0.34 cents per share of common stock. The dividend will be payable on July 2, 2018, to stockholders of record on June 1, 2018.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring charges, and other adjustments.

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; fluctuations in foreign currency exchange rates; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition and industry consolidation; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products or services to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities; inability to realize the expected benefits from the company’s restructuring and business process initiatives; difficulties with outsourcing and similar third party relationships; risks associated with the company’s retail expansion; and the company’s inability to keep existing retail store locations or open new retail locations in desirable places. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

About McKesson Corporation

McKesson Corporation, currently ranked 5th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful–all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:

Craig Mercer, 415-983-8391 (Investors and Financial Media)

Craig.Mercer@McKesson.com

Kristin Hunter Chasen, 415-983-8974 (General and Business Media)

Kristin.Chasen@McKesson.com